Exhibit 8(k)

                              PARTICIPATION AGREEMENT

                                      Among

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK,

                            VARIABLE INSURANCE FUNDS,

                       HSBC ASSET MANAGEMENT AMERICAS INC.

                                       and

                               BISYS FUND SERVICES

     THIS AGREEMENT, dated as of the ___ day of , 2000 by and among Allstate Life Insurance Company of New York (the "Company"), a New York life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), Variable Insurance Funds (the "Fund"), a Massachusetts business trust, HSBC Asset Management Americas Inc. (the "Adviser"), a New York corporation and BISYS Fund Services (the "Underwriter"), a [INSERT STATE]corporation.

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and the Adviser ("Participating Insurance Companies");

     WHEREAS, the shares of beneficial interest of the Fund are divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC") dated December 10, 1998 (Variable Insurance Funds, et al., File No. 812-10694, Investment Company Act Rel. No. 23594) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies, qualified pension and retirement plans outside of the separate account context, the manager of a Fund or certain related corporations, and the general account of a life insurance company, or certain related corporations, whose separate account holds, or will hold, shares of the Fund (the "Mixed and Shared Funding Exemptive Order"), and the Fund hereby provides notice to the Company that appropriate prospectus disclosure regarding potential risks of mixed and shared funding may be appropriate;

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the Adviser, which serves as investment adviser to certain Portfolios of the Fund, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

     WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by an Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

     WHEREAS, each Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to the aforesaid Contracts;

     WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

ARTICLE I.  Sale of Fund Shares

1.1. The Fund has granted to the Underwriter exclusive authority to distribute the Fund's shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company, for purchase on behalf of the Account, Fund shares of those Designated Portfolios selected by the Adviser. Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter shall make available to the Company for purchase on behalf of the Account, shares of those Designated Portfolios listed on Schedule A to this agreement, such purchases to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) Fund series (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Fund and the Adviser may so provide, and (ii) the Board of Trustees of the Fund (the "Board") may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio.

1.2. The Fund shall redeem, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 10.3 of this Agreement, and (ii) the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3.     Purchase and Redemption Procedures

     (a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Designated Portfolio calculates its net asset value pursuant to the rules of the SEC (a "Business Day") by the Company as such limited agent of the Fund prior to the time that the Designated Portfolio ordinarily calculates its net asset value as described from time to time in the Fund's prospectus, shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

     (b) The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by noon (s) available to the Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m, Eastern time. In the event that the Fund is unable to meet the 6:30 pm. Time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which fund takes to make the net asset value available to the Company. If the Fund provides the Company with materially incorrect share net asset value information through no fault of the Company, the Company on behalf of the separate accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, divided or capital gain information shall be reported promptly upon discovery to the Company. At the end of each Business Day, the Company shall use the information described in herein to calculate separate account unit values for the day.

     Using these unit values, the Company shall process each such Business Day's separate account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m., Eastern time) to determine the net dollar amount of Fund shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to Fund by the Company by 9:00 a.m., Eastern time on the Business Day next following the Company's receipt of such requests and premiums in accordance with the terms of this agreement. If the company's order requests the purchase of Fund shares, the Company shall pay for such purchase by wiring federal funds to Fund or its designated custodial account on the day the order is transmitted by the Company. If the Company's order requests a net redemption resulting in a payment of redemption proceeds to the Company, Fund shall use it best efforts to wire the redemption proceeds to the Company by the next Business Day, unless doing so would require Fund to dispose of Designated Portfolio securities or otherwise incur additional costs. In any event, proceeds shall be wired to the Company within three Business Days or such longer period permitted by the '40 Act or the rules, orders or regulations thereunder and Fund shall notify the person designated in writing by the Company as the recipient for such notice of such delay by 3:00 p.m., Eastern time the same Business Day that the Company transmits the redemption order to Fund. If the Company's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another Designated Portfolio as shown on Schedule A, Fund shall so apply such proceeds on the same Business Day that the Company transmits such order to the Fund.

1.5. The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company, as soon as reasonably practicable, of any income dividends or capital gain distributions payable on any Designated Portfolio shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

1.6. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article X, the Company shall promote the Designated Portfolios on the same basis as other funding vehicles available under the Contracts. Funding vehicles other than those listed on Schedule A to this Agreement may be available for the investment of the cash value of the Contracts, provided, however, (i) any such vehicle or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of the Designated Portfolios available hereunder; (ii) the Company gives the Fund and the Underwriter 45 days written notice of its intention to make such other investment vehicle available as a funding vehicle for the Contracts; and (iii) unless such other investment company was available as a Funding vehicle for the Contracts prior to the date of this Agreement and the Company has so informed the Fund and the Underwriter prior to the Fund's signing of this Agreement, the Fund or Adviser consents in writing to the use of such other vehicle, such consent not to be unreasonably withheld.

1.8. The Fund shall sell Fund shares only to Participating Insurance Companies and their separate accounts and to persons or plans "Qualified Persons") that communicate to the Fund (or its designees) that they qualify to purchase shares of the Fund under Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Fund shall not sell Fund shares to any insurance company or separate account unless an agreement substantially complying with Article VI of this Agreement is in effect to govern such sales, to the extent required. The Company hereby represents and warrants that it and the Account are Qualified persons. The Fund reserves the right to cease offering shares of any Designated Portfolio in the discretion of the Fund.

ARTICLE II.  Representations and Warranties

2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under New York insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act and will cause each Account to remain so registered and to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent required by applicable law.

2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3. The Fund may make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. Prior to financing distribution expenses pursuant to Rule 12b-1, the Fund will have the Board, a majority of whom are not interested persons of the Fund, formulate and approve a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.4. The Fund makes no representations as to whether any aspect of its operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states.

2.5. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.6. Adviser represents and warrants that it is and will remain duly registered and licensed in all material respects under all applicable federal and state laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

2.7. The Fund and the Adviser represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.8. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Adviser in the event that such coverage no longer applies.

2.9 Underwriter represents and warrants that it is and will be a member in good standing of the NASD and is and will be registered as a broker-dealer with the SEC. Underwriter further represents that it will sell and distribute the Variable Contracts in accordance with all applicable state and federal laws and regulations, including without limitation the '33 Act, the '34 Act and the '40 Act.

Underwriter represents that its operations are and shall at all times remain in material compliance with the laws of the State of New York to the intent required to perform this Agreement.

2.10 Underwriter represents and warrants that it is and will remain dully registered and licensed in all material respects under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

3.1. The Fund or its designee shall provide the Company with as many copies of the Fund's current prospectus (describing only the Designated Portfolios listed on Schedule A) or, to the extent permitted, the Fund's profiles as the Company may reasonably request. The Company shall bear the expense of printing copies of the current prospectus and profiles for the Contracts that will be distributed to existing Contract owners, and the Fund shall bear the expense of printing copies of the Fund's prospectus and profiles that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus on diskette at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus or profile printed together in one document (such printing to be at the Fund's expense).

3.2. The Fund's prospectus shall state that the current statement of additional information ("SAI") for the Fund is available, and the Underwriter (or the Fund), at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

3.3. The Fund shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund.

3.4. The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.5. The Company shall:

     (i) solicit voting instructions from Contract owners;

     (ii) vote the Fund shares in accordance with instructions received from Contract owners;

     (iii)vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received; and

     (iv) vote Fund shares it owns in the same proportion as those shares for which it has received voting instructions, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Fund shares held in any segregated asset account in the same proportion as Fund shares of such portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

3.6. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

ARTICLE IV.  Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within five Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3. The Fund or its designee shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five Business Days after receipt of such material. The
 Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account s named, and no such material shall be used if the Company so objects.

4.4. The Fund, the Adviser and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund or its designee any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.

4.7. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications dstributed or made generally available with regard to the Fund.

ARTICLE V.  Fees and Expenses

5.1. The Fund and the Adviser shall pay no fee or other compensation to the Company under this Agreement. If the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, or a plan to finance Contract owner services, then the Fund or Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable ederal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, typesetting and printing the prospectus, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

5.3. The Company shall bear the expenses of distributing the Fund's prospectus to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

ARTICLE VI.  Diversification and Qualification

6.1. The Fund will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation ss.1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

6.2. The Fund represents that it is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.3. The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment, or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund, the Adviser, and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in
Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII.

Potential Conflicts

The following provisions shall apply only upon the sale of shares of the Fund to variable annuity and variable life insurance separate accounts, and then only to the extent required under the 1940 Act.

7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund and all other persons investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; (f) a decision by an insurer to disregard the voting instructions of contract owners; or (g) if applicable, a decision by a qualified pension or retirement plan to disregard the voting instructions of its participants. The Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

7.2. The Company, with a view only to the interests of Contract owners, will report any potential or existing conflicts of which it is aware to the Board. The Company, with a view only to the interests of Contract owners, will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. No less than annually, the Company shall submit to the Board such reports, materials, or data as the Board reasonably requests so that the Board may carry out its obligations under the Mixed and Shared Funding Exemptive Order. Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to each Account (at the Company's expense); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund. No charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interest of the contract owners.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense) within six months after the Board informs the Company in writing that it and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund. The responsibilty to take such action shall be carried out with a view only to the interest of the contract owners.

7.6. For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially and adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7. If and to the extent the Mixed and Shared Funding Exemptive Order or any amendment thereto contains terms and conditions different from Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

8.1.     Indemnification by the Company

     8.1(a). The Company agrees to indemnify and hold harmless the Fund, the Adviser and the trustees/directors and officers of each, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund or the Adviser (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, expenses (or actions in respect thereof), or settlements are related to the sale or acquisition of the fund's shares or the contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Company or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or the Underwriter; as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2.     Indemnification by the Fund

8.2(a). The Fund shall indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) or settlements are related to the operations of the Fund and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or its designee by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or its designees) or wrongful conduct of the Fund or its designees, with respect to the sale or distribution of the Contracts or Fund shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

     (iv) arise as a result of any failure by the Fund or its designees to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.2(c). The Fund shall not be liable under this indemnification provision with to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this

8.3(a). The Adviser agrees to indemnify and hold harmless the Company and the Underwriter and each of their respective directors and officers and each person, if any, who controls the Company or the Underwriter within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of Fund shares or the Contracts and:

     (i) Arise out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or sales literature of Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Adviser; as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Adviser or the Account, whichever is applicable.

8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). The Company and the Fund shall promptly notify the Adviser of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX.  Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2. This Agreement shall be subject to the provisions of the Federal Securities Laws and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may gran (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.

ARTICLE X. Termination

10.1.This Agreement shall be effective as of the date hereof and shall continue in full force and effect until the first to occur of:

     (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or

     (b) termination by the Company by written notice to the Fund, Adviser and the Underwriter based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; said termination to be effective ten days after receipt of notice unless Fund makes available a sufficient number of shares to reasonably meet the requirements of the Contracts within said ten-day period; or

     (c) termination by the Company by written notice to the Fund, Adviser and the Underwriter in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; said termination to be effective ten days after receipt of notice unless Fund makes available a sufficient number of share to reasonably meet the requirements of the Contracts within the said ten-day period; or

     (d) termination by the Fund or Adviser in the event that formal administrative proceedings are instituted against the Company or Underwriter by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund's shares; provided, however, that the Fund or Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice; or

     (e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Adviser to perform its obligations under this Agreement. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice; or

     (f) termination by the Company by written notice to the Fund, the Adviser and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

     (g) termination by the Fund or Adviser by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in
Article VI hereof; or

     (h) termination by the Fund by written notice to the Company, if the Company gives the Fund and the Underwriter the written notice specified in
Section 1.7(a)(ii) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(j) shall be effective 45 days after the notice specified in Section 1.7(a)(ii) was given; or

     (i) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund, Adviser and Underwriter of the date of substitution; or

     (j) termination by any party in the event that the Board determines that a material irreconcilable conflict exists as provided in Article VII.

10.2.Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Fund or its designee requests that the Company seek an order pursuant to Section 26(b) of the 1940 Act to permit the party may from time to time specify in writing to the other party.

         If to the Fund:                    Variable Insurance Funds
                                            3435 Stelzer Road
                                            Columbus, Ohio 43219-3035

         If to the Company:                 Allstate Life Insurance Company of New York
                                            3100 Sanders Road
                                            Northbrook, Illinois 60062

         If to the Adviser:                 HSBC Asset Management Americas Inc.
                                            140 Broadway
                                            New York, New York 10005

         If to the Underwriter:             BISYS Fund Services
                                            3435 Stelzer Road
                                            Columbus, Ohio 43219-3035


ARTICLE XII.  Miscellaneous

12.1.All persons dealing with the Fund must look solely to the property of the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Adviser for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

12.2.Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain, except regulators.

12.3.The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6.Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Superintendant with any information or reports in connection with services provided under this Agreement which such Superintendant may request in order to ascertain whether the variable contract operations of the Company are being conducted in a manner consistent with the New York insurance laws and regulations and any other applicable law or regulations.

12.7.The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8.This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                                             By its authorized officer

                                             By:

                                             Title:

                                             Date:

VARIABLE INSURANCE FUNDS

                                             By its authorized officer

                                             By:

                                             Title:

                                             Date:



HSBC ASSET MANAGEMENT AMERICAS INC.

                                             By its authorized officer

                                             By:

                                             Title:

                                             Date:



BISYS FUND SERVICES

                                             By its authorized officer

                                             By:

                                             Title:

                                             Date:

                                   Schedule A

         Contract          Account            Designated Portfolio(s)

1.       NYLU446        Allstate Life of      HSBC Variable Growth and
                                   New York Separate       Income Fund
                        Account A

2.       NYLU446       Allstate Life of      HSBC Variable Fixed Income
                       New York Separate         Fund
                       Account A

3.       NYLU446      Allstate Life of        HSBC Variable Cash
                      New York Separate       Management Fund
                      Account A

Exhibit 8(l)




                             PARTICIPATION AGREEMENT


         THIS AGREEMENT, made and entered into as of the 12th day of July, 2002 ("Agreement"), by and among Delaware Group Premium Fund, a Delaware business trust ("PREMIUM FUND"); Delaware Distributors, L.P., a Delaware limited partnership ("DISTRIBUTOR"), Allstate Life Insurance Company of New York, a New York corporation ("LIFE COMPANY"), on behalf of itself and its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and ALFS, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").


                                WITNESSETH THAT:

         WHEREAS, PREMIUM FUND is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, PREMIUM FUND currently consists of 18 separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

         WHEREAS, PREMIUM FUND will make Shares of each Series listed on Schedule A hereto, as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "PREMIUM FUND" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

         WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, interests under which Contracts, if required by applicable law, will be registered under the 1933 Act; and

         WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

         WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

         WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

         WHEREAS, DISTRIBUTOR is duly registered as a broker-dealer under Securities Exchange Act of 1934, as amended, and any applicable state securities laws; and

         NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:


                                             Section 1.  Available Funds

         1.1      Availability.

         PREMIUM FUND will make full and fractional Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of PREMIUM FUND may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is necessary in the best interests of the shareholders of such Fund, including owners, annuitants and beneficiaries under Contracts (collectively "Contract owners"), as defined herein.

         1.2      Addition, Deletion or Modification of Funds.

         The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, PREMIUM FUND, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

         1.3      No Sales to the General Public.

         PREMIUM FUND represents and warrants that no Shares of any Fund have been or will be sold to the general public or to any one else for any purpose or under any circumstances that would preclude LIFE COMPANY from offering, selling, or administering any Contract as a tax-deferred annuity or life insurance policy.


                                         Section 2.  Processing Transactions

         2.1      Timely Pricing and Orders.

         (a) PREMIUM FUND or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 5:30 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, and (ii) PREMIUM FUND calculates the Fund's net asset value, pursuant to the rules of the SEC and in accordance with its prospectus. In the event the PREMIUM FUND is unable to meet the 5:30 p.m. time stated herein, the LIFE COMPANY agrees to use its best efforts to include the NAV when received in its next business cycle for purposes of calculating purchase orders and requests for redemption. However, if the net asset value is not made available for inclusion in that day's business cycle and purchase / redemption orders are not able to be calculated and available within the timeframe identified in section 2.1(b), the PREMIUM FUND shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share once it is received and processed through the next business cycle.

         (b) LIFE COMPANY will use the data provided by PREMIUM FUND each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. LIFE COMPANY will place corresponding orders to purchase or redeem Shares received in accordance with Section 2.3(a) hereof with PREMIUM FUND by 10:00 a.m. Central Time the following Business Day.

         (c) With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by PREMIUM FUND, LIFE COMPANY and PREMIUM FUND shall net purchase and redemption orders for each Account with respect to each Fund and shall transmit one net payment per Fund per Account in accordance with Section 2.2, below.

         (d) If PREMIUM FUND provides materially incorrect Share net asset value information, LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Further, PREMIUM FUND and DISTRIBUTOR will take such other steps as may be necessary to reimburse and make LIFE COMPANY, its Accounts, and its Contract owners whole for any loss due to such pricing error. In addition, DISTRIBUTOR shall reimburse LIFE COMPANY for any material LIFE COMPANY reprocessing costs. To the extent that an overstatement of net asset value per share is detected quickly and LIFE COMPANY has not mailed redemption checks to Contract owners, LIFE COMPANY and DISTRIBUTOR agree to examine the extent of the error to determine the feasibility of reprocessing such redemption transaction (for purposes of reimbursing the Fund to the extent of any such overpayment). Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

         2.2      Timely Payments.

         LIFE COMPANY will wire payment for net purchases to a custodial account designated by PREMIUM FUND by 2:00 p.m. Central Time on the same day as the order for Shares is placed. PREMIUM FUND will wire payment for net redemptions to an account designated by LIFE COMPANY by 2:00 p.m. Central Time on the same day as the Order is placed.

         2.3      Applicable Price.

         (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by PREMIUM FUND or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of PREMIUM FUND for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by PREMIUM FUND; provided that PREMIUM FUND receives notice of such orders by 10:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

             (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by PREMIUM FUND or its designated agent of the order therefor.

         2.4      Dividends and Distributions.

         PREMIUM FUND will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the payment date net asset values until LIFE COMPANY otherwise notifies PREMIUM FUND in writing. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

         2.5      Book Entry.

         Issuance and transfer of PREMIUM FUND Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from PREMIUM FUND will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.


                                           Section 3.  Costs and Expenses

         3.1      General.

         Except as otherwise specifically provided in Schedule B, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.

         3.2      Parties To Cooperate.

         Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of PREMIUM FUND and the Accounts.


                                            Section 4.  Legal Compliance

         4.1      Tax Laws.

         (a) PREMIUM FUND and DISTRIBUTOR each represent and warrant that each Fund has elected to be qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that each Fund will qualify and maintain its qualification as a RIC. PREMIUM FUND or DISTRIBUTOR will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(b) PREMIUM FUND and DISTRIBUTOR represent and warrant that each Fund of PREMIUM FUND does and will meet the diversification requirements of Section 817 (h)(1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Fund. The PREMIUM FUND shall furnish or cause to be furnished at least annually to LIFE COMPANY a statement signed by the Treasurer or Controller certifying that each Fund has continuously met the diversification requirements of Section 817(h) for the preceding year. PREMIUM FUND and DISTRIBUTOR each represent and warrant that no other life insurance companies utilizing PREMIUM FUND ("Participating Insurance Company") will purchase shares in any Fund for any purpose or under any circumstances that would preclude LIFE COMPANY from "looking through" to the investments of each Fund in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5. PREMIUM FUND will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by PREMIUM FUND, it will take all reasonable steps to adequately diversify each Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

         (c) LIFE COMPANY represents and warrants that the Contracts currently are and will be annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such status; LIFE COMPANY will notify PREMIUM FUND immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be treated as such in the future.

         4.2      Insurance and Certain Other Laws.

         (a) PREMIUM FUND will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, including, the furnishing of information not otherwise available to LIFE COMPANY that is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

         (b) LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of its state of organization and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established each Account as a segregated asset account under the insurance laws of its state of organization, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

         (c) PREMIUM FUND represents and warrants that it is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (d) DISTRIBUTOR represents and warrants that it is a Delaware limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (e) DISTRIBUTOR represents and warrants that, as PREMIUM FUND's principal underwriter it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The DISTRIBUTOR represents that it and PREMIUM FUND will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         4.3      Securities Laws.

         (a) LIFE COMPANY represents and warrants that (i) interests under each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and the law(s) of LIFE COMPANY's state of organization and domicile, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statements for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each prospectus, statement of additional information, and supplements thereto (collectively "Prospectus") describing the Contract and prepared by LIFE COMPANY ("Contract Prospectus") will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (b) PREMIUM FUND represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Delaware law and all applicable federal and state laws, (ii) PREMIUM FUND is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) PREMIUM FUND will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required to effect the continuous offering of its Shares, (iv) PREMIUM FUND does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) PREMIUM FUND's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) each Prospectus describing a Fund and prepared by PREMIUM FUND or DISTRIBUTOR ("Fund Prospectus") will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (c) PREMIUM FUND will at its expense register and qualify the Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by PREMIUM FUND.

         (d) PREMIUM FUND currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, PREMIUM FUND undertakes to have its Board of Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         (e) PREMIUM FUND represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of a Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of a Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

         (f) DISTRIBUTOR represents and warrants that the investment advisory or management fees paid by PREMIUM FUND are and will be legitimate and not excessive and are derived from an advisory contract which does not result in a breach of fiduciary duty. DISTRIBUTOR further represents and warrants that it shall perform its obligations for PREMIUM FUND in compliance with applicable federal and state laws.

         4.4      Notice of Certain Proceedings and Other Circumstances.

         (a) PREMIUM FUND or DISTRIBUTOR will immediately notify LIFE COMPANY of
(i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to PREMIUM FUND's registration statement under the 1933 Act or Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus that may affect the offering of Shares of PREMIUM FUND, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of PREMIUM FUND's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable federal and state law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. PREMIUM FUND and DISTRIBUTOR will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b) LIFE COMPANY will immediately notify PREMIUM FUND of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Contract Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Contract Prospectus that may affect the offering of Shares of PREMIUM FUND, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable federal and state law. LIFE COMPANY and UNDERWRITER will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (c) The LIFE COMPANY, UNDERWRITER, PREMIUM FUND AND DISTRIBUTOR shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Contracts, the PREMIUM FUND or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

    4.5      LIFE COMPANY To Provide Documents; Information About PREMIUM FUND.
             -----------------------------------------------------------------

         (a) LIFE COMPANY will provide to PREMIUM FUND or its designated agent at least one (1) complete copy of all SEC registration statements, Contract Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account and the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         (b) LIFE COMPANY will provide to PREMIUM FUND or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which PREMIUM FUND or any of its affiliates is named, at least ten (10) Business Days prior to its dissemination, or such shorter period as the Parties hereto may, from time to time, agree upon. Such material may be used unless PREMIUM FUND or DISTRIBUTOR objects within five (5) Business Days. PREMIUM FUND hereby designates ADVISER as the entity to receive such sales literature, until such time as PREMIUM FUND appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

         (c) Except with the express written permission of PREMIUM FUND or DISTRIBUTOR, neither LIFE COMPANY nor UNDERWRITER will give any information or make any representations or statements on behalf of or concerning PREMIUM FUND, DISTRIBUTOR, or their affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the Fund Prospectuses contained therein, relating to Shares, as such registration statement and Fund Prospectuses may be amended from time to time; or (ii) in reports or proxy materials for PREMIUM FUND. PREMIUM FUND and ADVISER each agrees to respond or cause its designees to respond, to any request for approval on a prompt and timely basis.

         (d) LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning PREMIUM FUND, DISTRIBUTOR and their affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners) ("broker only materials") is so used, and neither PREMIUM FUND, DISTRIBUTOR, nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials except as otherwise provided herein.

         (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

   4.6      PREMIUM FUND To Provide Documents; Information About LIFE COMPANY.
            -----------------------------------------------------------------

         (a) PREMIUM FUND will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, Fund Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to PREMIUM FUND and the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         (b) At least annually (or in the case of a Prospectus supplement, when that supplement is issued) PREMIUM FUND will provide to LIFE COMPANY free of charge with as many copies of the current Fund Prospectuses as LIFE COMPANY shall reasonably require for distribution to current and prospective Contract owners. PREMIUM FUND will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY or UNDERWRITER, as the case may be, to print and distribute such materials within the time required by law to be furnished to Contract owners. If requested by LIFE COMPANY in lieu thereof, PREMIUM FUND or its designee shall provide such documentation (including a "camera ready" copy of the Fund Prospectus as set in type or, at the request of LIFE COMPANY, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the Parties hereto once each year (or more frequently if a Fund Prospectus is supplemented or amended) to have the Contract Prospectus and the Fund Prospectuses printed together in one document; the expenses of such printing to be apportioned between (a) LIFE COMPANY and (b) PREMIUM FUND or its designee in proportion to the number of pages of the Contract and Fund Prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts.

         The Fund Prospectus shall state that the statement of additional information ("SAI") for the Shares is available from PREMIUM FUND or its designee. PREMIUM FUND or its designee, at its expense, shall print and provide such SAI to LIFE COMPANY for distribution to any current or prospective Contract owner.

         PREMIUM FUND or its designee shall provide LIFE COMPANY free of charge copies of PREMIUM FUND's proxy materials, reports to shareholders and other communications to shareholders in such quantity as LIFE COMPANY shall reasonably require for distribution to Contract owners.

         (c) PREMIUM FUND or DISTRIBUTOR will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five
(5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. Such material may be used unless LIFE COMPANY objects within five (5)Business Days. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to PREMIUM FUND in the manner required by Section 9 hereof.

         (d) Neither PREMIUM FUND nor DISTRIBUTOR, nor any of their affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, any Account, or the Contracts other than (i) the information or representations contained in the registration statement, including the Contract Prospectus contained therein, as such registration statement and Contract Prospectus may be amended or supplemented from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY, UNDERWRITER, or their respective designees. LIFE COMPANY and UNDERWRITER each agrees to respond or cause their respective designees to respond, to any request for approval on a prompt and timely basis.

         (e) DISTRIBUTOR shall adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials except as otherwise provided herein.

         (f) PREMIUM FUND and DISTRIBUTOR will provide LIFE COMPANY with as much notice as is reasonably practicable of any proxy solicitation for any Fund, and of any material change in PREMIUM FUND's registration statement, particularly any change that would result in a change to an Account's registration statement or to a Contract Prospectus. PREMIUM FUND and DISTRIBUTOR will cooperate with LIFE COMPANY so as to enable LIFE COMPANY to solicit proxies from Contract owners or to make changes to any Contract Prospectus or registration statement, in an orderly manner. PREMIUM FUND and DISTRIBUTOR will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such Prospectuses.

          (g) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.


                                        Section 5.  Mixed and Shared Funding

         5.1      General.

         The SEC has granted an order to PREMIUM FUND exempting it from certain provisions of the 1940 Act and rules thereunder so that PREMIUM FUND may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to PREMIUM FUND. PREMIUM FUND hereby notifies LIFE COMPANY that, in the event that PREMIUM FUND implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

         5.2      Disinterested Directors.

         PREMIUM FUND agrees that its Board of Trustees shall at all times consist of directors a majority of whom (the "Disinterested Trustees") are not interested persons of PREMIUM FUND within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any trustee, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty
(60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

         5.3      Monitoring for Material Irreconcilable Conflicts.

         PREMIUM FUND agrees that its Board of Trustees, constituted with a majority of disinterested trustees, will monitor for the existence of any material irreconcilable conflict between the interests of the Contract owners in all separate accounts of life insurance companies utilizing PREMIUM FUND ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in PREMIUM FUND ("Participating Plans"). LIFE COMPANY agrees to inform the Board of Trustees of PREMIUM FUND of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on LIFE COMPANY only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to LIFE COMPANY. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

          (a) an action by any state insurance or other regulatory authority;

          (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

          (c) an administrative or judicial decision in any relevant proceeding;

          (d) the manner in which the investments of any Fund are being managed;

          (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies;

          (f) a decision by a Participating Insurance Company, all separate accounts of life insurance companies utilizing PREMIUM FUND, to disregard the voting instructions of contract owners; or

          (g) a decision by a Participating Plan, participants in all qualified retirement and pension plans, to disregard the voting instructions of Plan participants ("Participants").

         Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Trustees in carrying out its responsibilities by providing the Board of Trustees with all information reasonably necessary for the Board of Trustees to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Contract owners. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Contract owners.

         5.4      Conflict Remedies.

         (a) It is agreed that if it is determined by a majority of the members of the Board of Trustees or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

                  (i) withdrawing the assets allocable to some or all of the Accounts from PREMIUM FUND or any Fund and reinvesting such assets in a different investment medium, including another Fund of PREMIUM FUND, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any particular group (e.g., annuity Contract owners, life insurance Contract owners or all Contract owners) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and

                  (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

         (b) If the material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at PREMIUM FUND's election, to withdraw each Account's investment in PREMIUM FUND or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after PREMIUM FUND gives notice to LIFE COMPANY that this provision is being implemented, or such longer time as may be necessary to obtain appropriate regulatory approvals to make such withdrawal, and until such withdrawal PREMIUM FUND shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of PREMIUM FUND.

         (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in PREMIUM FUND within six (6) months after PREMIUM FUND's Board of Trustees informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, or such longer time as may be necessary to obtain appropriate regulatory approvals to make such withdrawal, and until such withdrawal PREMIUM FUND shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of PREMIUM FUND. No charge or penalty will be imposed as a result of such withdrawal.

         (d) LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Contract owners.

         (e) For purposes hereof, a majority of the Disinterested Trustees will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will PREMIUM FUND or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.






         5.5      Notice to LIFE COMPANY.
                  ----------------------

         PREMIUM FUND will promptly make known in writing to LIFE COMPANY the Board of Trustees' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

         5.6      Information Requested by Board of Trustees.

         LIFE COMPANY and PREMIUM FUND (or DISTRIBUTOR) will, as necessary, submit to the Board of Trustees of PREMIUM FUND such reports, materials or data as the Board of Trustees may reasonably request so that the Board of Trustees may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Trustees. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Trustees actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in appropriate records, and such records will be made available to the SEC upon request.

         5.7      Compliance with SEC Rules.

         If, at any time during which PREMIUM FUND is serving as an investment medium for variable life insurance contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, PREMIUM FUND agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

         5.8      Other Requirements.

         PREMIUM FUND will require that each Participating Insurance Company and Participating Plan enter into an agreement with PREMIUM FUND that contains in substance the same provisions as are set forth in Sections 4.1(a), 4.1(b), 4.1(c), 4.3(a), 5, and 10 of this Agreement.


                                               Section 6.  Termination

         6.1      Events of Termination.

         Subject to Section 6.4 below, this Agreement will terminate as to a
Fund:

     (a) at the option of any Party, with or without cause with respect to the Fund, upon 90 days' advance written notice to the other Parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the Parties; or

     (b) at the option of Life Company or UNDERWRITER as to any Fund upon written notice to the other Parties, to the extent that the Shares of that Fund are not reasonably available to meet the requirements of the Contracts or are not appropriate funding vehicles for the Contracts, as determined by Life Company. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to PREMIUM FUND by Life Company; or

     (c) at the option of PREMIUM FUND or DISTRIBUTOR upon written notice to the other Parties upon institution of formal proceedings against LIFE COMPANY or UNDERWRITER by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, PREMIUM FUND reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

     (d) at the option of LIFE COMPANY upon written notice to the other Parties upon institution of formal proceedings against PREMIUM FUND or DISTRIBUTOR by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding PREMIUM FUND's or DISTRIBUTOR's obligations under this Agreement or related to the operation or management of PREMIUM FUND or the purchase of PREMIUM FUND Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

     (e) at the option of LIFE COMPANY upon written notice to the other Parties following receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Fund's Shares in accordance with the terms of the Contracts for which those Fund Shares had been selected to serve as the underlying investment media.

     (f) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

     (g) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

     (h) at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

     (i) at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or

     (j) by either PREMIUM FUND or DISTRIBUTOR by written notice to LIFE COMPANY, if either one or both of PREMIUM FUND or DISTRIBUTOR respectively, shall determine, in their sole judgment exercised in good faith, that LIFE COMPANY has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity, if such change or publicity poses a material risk of damage to any Fund; or

     (k) by LIFE COMPANY or UNDERWRITER by written notice to PREMIUM FUND and DISTRIBUTOR, if LIFE COMPANY or UNDERWRITER shall determine, in its sole judgment exercised in good faith, that PREMIUM FUND or DISTRIBUTOR has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, if such change or publicity poses a material risk of damage to LIFE COMPANY or UNDERWRITER or any Contract owners; or

     (l) upon another Party's repeated material breach of any provision of this Agreement by a Party not affiliated with the terminating party or isolated material breach that is not cured within a reasonable time after notice thereof.

         6.2      Notice Requirement for Termination.

         No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives written notice to the other Parties to this Agreement of its intent to terminate, and such notice shall set forth the Fund(s), Contracts and, if applicable, the Account(s) as to which the Agreement is to be terminated and the basis for such termination. Furthermore in the event that any termination is based upon any provision of Sections 6.1 other than
Section 6.1(a), such written notice shall be given as soon as reasonably possible, but in any event within ten days after the terminating Party learns of the event causing termination to be required.

         6.3      Funds To Remain Available.

         Notwithstanding any termination of this Agreement, PREMIUM FUND will, at the option of LIFE COMPANY, continue to make available additional Shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The Parties agree that this Section 6.3 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement. This Section 6.3, however, is qualified and limited by Sections 6.5 and 7 below.

         6.4      Survival of Warranties and Indemnifications.

         All warranties and indemnifications will survive the termination of this Agreement.

         6.5      Continuance of Agreement for Certain Purposes.

         If any Party terminates this Agreement with respect to any Fund, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Termination Date"). This continuation shall extend to the date as of which an Account owns no Shares of the affected Fund.


                Section 7.  Parties To Cooperate Respecting Termination

         The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund six (6) months after the Termination Date with respect thereto, or such later date as may be necessary to obtain any required regulatory approval to effect such result. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.


                                               Section 8.  Assignment

         This Agreement may not be assigned by any Party, except with the written consent of each other Party, or except as a result of the merger, asset transfer or other reorganization with an affiliate of the assigning party.


                                                 Section 9.  Notices

         Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                  Delaware Group Premium Fund
                  Delaware Distributors, L.P.
                  1818 Market Street
                  Philadelphia, PA 19103-3682

                  Attn:    Michael Tilson, Assistant Product Manager


                  Allstate Life Insurance Company of New York
                  3100 Sanders Road, Suite M2A
                  Northbrook, IL  60062

                  Attn:    Timothy Vander Ps, Assistant Vice President


                  ALFS, Inc.
                  3100 Sanders Road, Suite M2A
                  Northbrook, IL 60062

                  Attn:    John R. Hunter, President



                                           Section 10.  Voting Procedures

         Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by PREMIUM FUND to Contract owners to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Contract owners. LIFE COMPANY will vote Shares in accordance with timely instructions received from Contract owners. LIFE COMPANY will vote Shares that are (a) not attributable to Contract owners to whom pass-through voting privileges are extended, or (b) attributable to Contract owners, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Contract owners. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies by PREMIUM FUND for the Shares held for such Contract owners. For this purpose, LIFE COMPANY'S making its own proxy solicitation with respect to the same matter is not considered to be a recommendation for action in connection with, or opposition to or interference with, PREMIUM FUND's solicitation, if LIFE COMPANY does not delay or otherwise impede or interfere with PREMIUM FUND's solicitation. LIFE COMPANY reserves the right to vote shares held in any Account in its own right to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges on matters relating to the Fund in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by PREMIUM FUND; provided, however, that PREMIUM FUND or ADVISER shall provide LIFE COMPANY and each other Participating Insurance Company with a written copy of the voting privilege requirements under the Mixed and Shared Funding Exemptive Order and such other assistance as may be necessary to facilitate coordination between LIFE COMPANY and each other Participating Insurance Company in complying with such standards, and provided further that LIFE COMPANY shall be free to vote Fund shares attributable to any Account in any manner permitted by applicable law, to the extent the Mixed and Shared Funding Exemptive Order is superseded by SEC regulation or administrative practice (including no-action relief). PREMIUM FUND will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. PREMIUM FUND will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, PREMIUM FUND either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although PREMIUM FUND is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, PREMIUM FUND will act in accordance with the SEC's interpretation of the requirements of
Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.


                                                     Section 11.

         PREMIUM FUND agrees to notify LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.


                                            Section 12.  Indemnification

     12.1     Of PREMIUM FUND and DISTRIBUTOR by LIFE COMPANY and UNDERWRITER.
              ---------------------------------------------------------------

         (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless PREMIUM FUND, DISTRIBUTOR, their affiliates, and each person, if any, who controls PREMIUM FUND, DISTRIBUTOR, or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER which consent shall not be unreasonably withheld) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, holding, or acquisition of PREMIUM FUND Shares or the Contracts and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Contract Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER, or an affiliate or designee thereof, by or on behalf of PREMIUM FUND or DISTRIBUTOR, or any of their respective affiliates, for use in any Account's 1933 Act registration statement, any Contract Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of Contracts or Shares; or

               (ii) arise  out of or as a  result  of any  other  statements  or representations (other than statements or representations contained in PREMIUM FUND's 1933 Act registration statement, any Fund Prospectus, sales literature or advertising, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates) made by, or the negligent, illegal or fraudulent conduct of, LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control in connection with the sale or distribution of the Contracts or Shares; or

               (iii)arise  out of or are  based  upon any  untrue  statement  or alleged  untrue  statement of any material fact contained in
                    PREMIUM FUND's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of PREMIUM FUND, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to PREMIUM FUND, DISTRIBUTOR or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates; or

               (iv) arise  as a  result  of  any  failure  by  LIFE  COMPANY  or
                    UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER.

         (b) Neither LIFE COMPANY nor UNDERWRITER shall be liable under this
Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to DISTRIBUTOR, PREMIUM FUND, or PREMIUM FUND shareholders (including, without limitation, Contract owners that beneficially own Shares of any Fund).

         (c) Neither LIFE COMPANY nor UNDERWRITER shall be liable under this
Section 12.1 with respect to any action against an Indemnified Party unless PREMIUM FUND or DISTRIBUTOR shall have notified LIFE COMPANY and UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action. Unless the Indemnified Party releases LIFE COMPANY and UNDERWRITER from any further obligation to it under this Section 12.1, LIFE COMPANY and UNDERWRITER also shall be entitled to assume the defense thereof, with counsel approved by each Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         12.2     Of LIFE COMPANY and UNDERWRITER by PREMIUM FUND and ADVISER.
                  -----------------------------------------------------------

         (a) Except to the extent provided in Sections 12.2(c) and 12.2(d), below, PREMIUM FUND and DISTRIBUTOR agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of PREMIUM FUND or DISTRIBUTOR which consent shall not be unreasonably withheld) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties or Contract owners may become subject under any statute, regulation, at common law, or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, holding or acquisition of the Shares or the Contracts and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in PREMIUM FUND's 1933 Act registration statement, any Fund Prospectus or sales literature or advertising of PREMIUM FUND (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to PREMIUM FUND or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in PREMIUM FUND's 1933 Act registration statement, any Fund Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares, or any amendment or supplement to any of the foregoing; or

               (ii) arise  out of or as a  result  of any  other  statements  or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Contract Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of PREMIUM FUND, DISTRIBUTOR or their affiliates) made by, or the negligent, illegal or fraudulent conduct of, PREMIUM FUND, DISTRIBUTOR or their respective affiliates or persons under their control in connection with the sale or distribution of Contracts or Shares; or

               (iii)arise  out of or are  based  upon any  untrue  statement  or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Contract Prospectus, sales literature or advertising covering the
                    Contracts,  or any  amendment  or  supplement  to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of PREMIUM FUND or DISTRIBUTOR or their respective affiliates; or

               (iv) arise  as a  result  of  any  failure  by  PREMIUM  FUND  or
                    DISTRIBUTOR to perform the obligations, provide the services and furnish the materials required of each under the terms of this Agreement, or any material breach of any representation and/or warranty made by PREMIUM FUND or DISTRIBUTOR in this Agreement or arise out of or result from any other material breach of this Agreement by PREMIUM FUND or DISTRIBUTOR.

         (b) Except to the extent provided in Sections 12.2(c) and 12.2(d) hereof, PREMIUM FUND and DISTRIBUTOR each agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of PREMIUM FUND and/or DISTRIBUTOR) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners asserting liability against LIFE COMPANY pursuant to the Contracts, and the costs of any ruling and closing agreement or other settlement with the IRS.

         (c) Neither PREMIUM FUND nor DISTRIBUTOR shall be liable under this
Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or
(ii) to LIFE COMPANY, UNDERWRITER, each Account or Contract owners.

         (d) Neither PREMIUM FUND nor DISTRIBUTOR shall be liable under this
Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified PREMIUM FUND and/or DISTRIBUTOR in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify PREMIUM FUND or DISTRIBUTOR of any such action shall not relieve PREMIUM FUND or DISTRIBUTOR from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, PREMIUM FUND and/or DISTRIBUTOR will be entitled to participate, at its own expense, in the defense of such action. Unless the Indemnified Party releases DISTRIBUTOR and PREMIUM FUND from any further obligation to it under this Section 12.2, PREMIUM FUND and/or DISTRIBUTOR also shall be entitled to assume the defense thereof, with counsel approved by each Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from PREMIUM FUND and/or DISTRIBUTOR to such Indemnified Party of PREMIUM FUND's or DISTRIBUTOR's election to assume the defense thereof, the Indemnified Party will cooperate fully with PREMIUM FUND and DISTRIBUTOR and shall bear the fees and expenses of any additional counsel retained by it, and PREMIUM FUND and DISTRIBUTOR will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         12.3     Effect of Notice.

         Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

         12.4     Successors.

         A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.


                                             Section 13.  Applicable Law

         This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law.


                                       Section 14.  Execution in Counterparts

         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.


                                              Section 15.  Severability

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.


                                           Section 16.  Rights Cumulative

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.


                                                Section 17.  Headings

         The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.


                                            Section 18.  Confidentiality

         PREMIUM FUND and DISTRIBUTOR acknowledge that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their respective employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. PREMIUM FUND and DISTRIBUTOR agree that if they come into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by PREMIUM FUND or DISTRIBUTOR from information supplied to them by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with PREMIUM FUND, PREMIUM FUND and/or DISTRIBUTOR will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process. LIFE COMPANY and UNDERWRITER acknowledge that the identities of the customers of PREMIUM FUND or any of its affiliates (collectively, the "PREMIUM FUND Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the PREMIUM FUND Protected Parties or any of their respective employees or agents in connection with PREMIUM FUND's performance of its duties under this Agreement are the valuable property of the PREMIUM FUND Protected Parties. LIFE COMPANY and UNDERWRITER agree that if they come into possession of any list or compilation of the identities of or other information about the PREMIUM FUND Protected Parties' customers or any other information or property of the PREMIUM FUND Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY or UNDERWRITER from information supplied to them by the PREMIUM FUND Protected Parties' customers who also maintain accounts directly with LIFE COMPANY or UNDERWRITER, LIFE COMPANY and UNDERWRITER will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with PREMIUM FUND's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this
Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.


                        Section 19. Collateral Agreements

         PREMIUM FUND and DISTRIBUTOR agree that if PREMIUM FUND or DISTRIBUTOR (or any of their affiliates) enters into any arrangement whereby another Participating Insurance Company, as compared with LIFE COMPANY under this Agreement and any collateral agreements and understandings, (a) bears materially fewer expenses, (b) has materially fewer obligations, (c) receives materially higher rates of revenues or fees from PREMIUM FUND, the Fund Underwriter and/or DISTRIBUTOR, or any of their affiliates, or (d) otherwise is treated materially more favorably in any respect, to provide the same to LIFE COMPANY, Underwriter, and their respective affiliates.


                                          Section 20.  Trademarks and Names

         (a) Neither LIFE COMPANY nor UNDERWRITER or any of their respective affiliates, shall use any designation consistency in whole or in part of the names or marks [Delaware, Delaware Group, Delaware Investments, and/or Premium Fund]or any trademark, trade name, service mark or logo of PREMIUM FUND, DISTRIBUTOR or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without PREMIUM FUND's or DISTRIBUTOR's prior written consent. Upon termination of this Agreement for any reason, LIFE COMPANY and UNDERWRITER shall cease all use of any such name or mark as soon as reasonably practicable.

         (b) Neither PREMIUM FUND nor DISTRIBUTOR, nor any of their affiliates, shall use any designation consistency in whole or in part of the names or marks "Allstate Life Insurance Company of New York" or any trademark, trade name, service mark or logo relating to LIFE COMPANY, UNDERWRITER or any of their respective affiliates or any variation of any such trademark, trade name, service mark or logo without the prior written consent of LIFE COMPANY or UNDERWRITER. Upon termination of this Agreement for any reason, PREMIUM FUND and DISTRIBUTOR shall cease all use of any such name or mark as soon as reasonably practicable.


                                          Section 21.  Parties to Cooperate

         Each Party to this Agreement will cooperate with each other Party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.


                                               Section 22.  Amendments

         No provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all Parties hereto.


                                                Section 23.  Waivers

         No waiver of, or failure to enforce, any provision of this Agreement by any Party shall result in any a waiver of any other violation of that or any other provision of this Agreement.



         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                           DELAWARE GROUP PREMIUM FUND
Attest:  ________________________   By:             ______________________________________
Name:      _______________                          Name:     ________________
Title      _______________                          Title:    __________



                           DELAWARE DISTRIBUTORS, L.P.
                                                    By Delaware Distributors, Inc. (General Partner)

Attest:  ________________________   By:             ______________________________________
Name:      _______________                          Name:     ________________
Title      _______________                          Title:    __________



                                                    ALLSTATE LIFE  INSURANCE  COMPANY OF NEW YORK, on behalf of itself and its separate accounts

Attest:  ________________________   By:             ______________________________________

Name:    ________________________   Name:           Timothy N. Vander Pas

Title:   ________________________   Title:          Assistant Vice President


                                                    ALFS, INC.

Attest:  ________________________   By:             ______________________________________

Name:    ________________________   Name:           John R. Hunter

Title:   ________________________   Title:          President



                                                     SCHEDULE A



FUNDS AVAILABLE UNDER THE CONTRACTS

Delaware GP Small Cap Value Series
Delaware GP Trend Series



SEPARATE ACCOUNTS UTILIZING THE FUNDS

Allstate Life of New York Separate Account A





CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Allstate Custom Portfolio (NYLU445)
Allstate Provider NY (NYLU409)
Allstate Custom Portfolio Plus/Allstate Provider Ultra NY (NYLU515)




                                                     Schedule B
                                                 EXPENSE ALLOCATIONS

=========================================================== ========================================================

                      Life Company                                         PREMIUM FUND / DISTRIBUTOR


preparing and filing the Account's registration statement   preparing and filing the Fund's registration statement

text composition, printing, and mailing of Contract         text composition, printing, and mailing of Fund
Prospectuses and supplements                                Prospectuses and supplements (DISTRIBUTOR or its
                                                            affiliates to bear
                                                            costs related to
                                                            materials sent to
                                                            prospective Contract
                                                            owners or existing
                                                            Contract owners that
                                                            do not own Fund
                                                            Shares)

text composition and printing Contract SAIs text composition and printing Fund
SAIs mailing and distributing Contract SAIs to Contract mailing and distributing
Fund SAIs to Contract owners owners upon request by Contract owners upon request by Contract owners

text composition, printing, mailing, and distributing       text composition, printing, mailing, and distributing
annual and semi-annual reports for Accounts                 annual and semi-annual reports for Funds (DISTRIBUTOR
                                                            or its affiliates to
                                                            bear costs related
                                                            to materials sent to
                                                            prospective Contract
                                                            owners or existing
                                                            Contract owners that
                                                            do not own Fund
                                                            Shares)

text composition, printing, mailing, distributing, and text composition, printing, mailing, distributing and tabulation of proxy statements and voting instruction tabulation of proxy statements and voting instruction solicitation materials to participants with respect to solicitation materials to participants with respect to proxies solicited by LIFE COMPANY proxies solicited by PREMIUM
FUND

preparation, printing and distributing sales material and advertising relating to the Funds (but not including any Fund Prospectus, SAI, or report), insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required
=========================================================== ========================================================

Exhibit 8(m)


                             PARTICIPATION AGREEMENT
                                  By and Among
                           WELLS FARGO VARIABLE TRUST
                                       And
                          -----------------------------

                                       And

                                  STEPHENS INC.

     THIS AGREEMENT, made and entered into this th day of , 1999, by and among, a corporation (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Exhibit A to this Agreement, as may be amended from time to time (each separate account, a "Separate Account"), and Wells Fargo Variable Trust, an open-end diversified management investment company organized under the laws of the State of Delaware (the "Trust"), and Stephens Inc., an Arkansas corporation (the "Underwriter").

     WHEREAS, the Trust engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement ('Participating Insurance Companies"); and

     WHEREAS, beneficial interests in the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a "Fund"); and

     WHEREAS, an order from the U.S. Securities and Exchange Commission (the "SEC" or "Commission"), dated September 28, 1998 (File No. 812-11158), grants Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans ("Mixed and Shared Funding Order"), and

     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended I (the "1933 Act"); and

     WHEREAS, the Company has registered or will register certain variable annuity and variable life insurance contracts under the 1933 Act and named in Exhibit A to this Agreement, as it may be amended from time to time (the "Contracts"); and

     WHEREAS, the Separate Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company under the insurance laws of the State of , to set aside and invest assets attributable to the Contracts; and

     WHEREAS,   the  Company  has  registered  the  Separate  Accounts  as  unit investment trusts under the 1940 Act; and

     WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the " 1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds named in Exhibit B on behalf of the Separate Accounts to fund the Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value; NOW, THEREFORF,, in consideration of their mutual promises, the Company, the Trust, and the Underwriter agree as follows:

ARTICLE I         Sale of Trust Shares

1.1. The Underwriter agrees to sell to the Company those shares of the Trust which the Company orders on behalf of the Separate Accounts, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Separate Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 98:30 a.m. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the relevant Fund calculates its net asset value.

1.2 The Trust agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Trust (hereinafter the "Trustees") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Fund.

1.3. The Trust and the Underwriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts, and to qualified pension and retirement plans. No shares of the Trust will be sold to the general public.

1.4. The Trust and the Underwriter will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII, and Section 2.8 of
     Article II of this Agreement are in effect to goven1 such sales.

1.5. The Trust will not accept a purchase order from qualified pension or retirement plan if such purchase would make the plan shareholder an owner of 10 percent or more of the assets of a Fund unless such plan executes an agreement with the Trust governing participation in such Fund that includes the conditions set forth herein to the extent applicable. A qualified pension or retirement plan will execute an application containing an acknowledgment of this condition at the time of its initial purchase of shares of any Fund.

1.6. The Trust agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the request for redemption. For purposes of this Section 1.6, the Company shall be the designee of the Trust for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Trust; provided the Trust receives notice of request for redemption by 9:30 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time.

1.7. Each purchase, redemption, and exchange order placed by the Company shall be placed separately for each Fund and shall not be netted-with respect to any Fund. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall not net purchase and redemption orders with respect to each Fund. The trust will send one wire for all redemptions and the Company will transmit one payment for all purchases and shall transmit one net payment forfor all Funds in accordance with Section 1.8.

1.8. The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable life insurance contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts") shall be invested in the Funds, in such other Funds managed by Wells Fargo Bank as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Trust if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Funds of the Trust which are actually used by the Company to fund the Contracts; or (b) the Company gives the Fund and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contacts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement (a list of such funds appearing on Schedule C to this Agreement); or (d) the Fund or Underwriter consents to the use of such other investment company.

1.9. In the event of net purchases, the Company shall pay for shares by 2:00 p.m. Eastern Time on the next Business Day after an order to purchase the Shares is deemed to be received in accordance with the provisions of
     Section 1.1 hereof. In the event of redemptions, the Trust shall pay the redemption proceeds in accordance with the terms of the then-current prospectus for the Trust. All such payments shall be in federal funds transmitted by wire. For purposes of Section 2.4 and Section 2.11, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.10.Issuance  and  transfer of the  Trust's  shares will be by book entry only.
     Stock certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Trust shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.1l.The Trust shall furnish notice as soon as reasonably practical]e to the Company of any income, dividends, or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Fund shares in the form of additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.12.The Trust shall make the net asset value per share for each Fund  available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 5:307:00 p.m. PacificEastern Time, each business day.

ARTICLE II        Representations and Warranties

2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, unless exempt therefrom, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Separate Account as a segregated asset account under applicable state law and has registered each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act, unless exempt therefrom, to serve as segregated investment accounts for the Contracts; and (iii) it will maintain such registration, if required, for so long as any Contracts are outstanding. The Company shall amend any registration statement under the 1933 Act for the Contracts and any registration statement under the 1940 Act for the Separate Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, deemed necessary by the Company.

2.2. Subject to Article VI hereof, the Company represents that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment, or annuity contracts under applicable provisions of the Internal Revenue Code and that it will maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3. The Company represents that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in
     Section 7702A of the Internal Revenue Code will identify such Contract as a modified endowment contract (or policy).

2.4. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that any amounts received under such bond in connection with claims that derive from arrangements described in this Agreement will be held by the Company for the benefit of the Trust. The Company agrees to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Underwriter in the event that such coverage no longer applies.

2.5. The Company represents and warrants that it has taken all necessary steps to ensure that it has addressed all Year 2000 transition issues, and that neither the Trust nor the Underwriter and their affiliates, nor the owners of the Contracts will experience any material negative effect as a result of the Company's Year 2000 transition.

2.6. The Trust represents and wan-ants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law, and that the Trust is and shall remain registered under the 1940 Act for as long as the Trust shares are sold. The Trust shall amend the registration statement for its shares under the 1933 and the 1940 Acts from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if, and to the extent, deemed advisable by the Trust or the Underwriter.

2.7. The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision).

2.8. The Trust makes no representations as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Trust represents that it is shall at all times remain in compliance with the laws of the state of Delaware to the extent required to perform this Agreement.

2.9. The Trust represents and warrants that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trust undertakes to have its Board of Trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 ("Rule 12b-1 Plan") to finance distribution expenses. The Trust shall notify the Company immediately upon determining to finance distribution expenses pursuant to Rule 12b-1.

2.10.The Trust represents that it is lawfully organized and validly existing under the laws of Delaware and that it does and will comply with applicable provisions of the 1940 Act.

2.11.The Trust represents and warrants that it and all of its trustees, officers, employees and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g- 1 of the 1940 Act or related provisions as may be pro1nulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.12.The Trust represents and warrants that it has taken all necessary steps to ensure that it has addressed all Year 2000 transition issues.

2.13.The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Trust's shares in accordance with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.14.The Underwriter represents and warrants that the Trust's investment manager, Wells Fargo Bank, is exempt from registration as an investn1ent adviser under all applicable federal and state securities laws and that the investment manager will perform its obligations to the Trust in accordance with any applicable state and federal securities laws.

2.15.The Underwriter represents and warrants that it has taken all necessary steps to ensure that it has addressed all Year 2000 transition issues.

ARTICLE III       Prospectuses and Proxy Statements; Voting

3.1. The Underwriter shall provide the Company, at the Company's expense, with as many copies of the Trust's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust shall provide such documentation including a final copy of a current prospectus set in type at the Trust's expense and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Trust's prospectus is amended more frequently) to have the new prospectus for the Contracts and the Trust's new prospectus printed together in one document; in such case at the Company's expense.

3.2. The Trust's prospectus shall state that the statement of additional information for the Trust is available fron1 the Underwriter (or, in the Trust's discretion, the Prospectus shall state that such statement is available from the Trust).

3.3. The Trust7 at its expense, shall provide the Company with copies of its proxy material, if any, reports to shareholders and other communications to shareholders iU1 such quantity as the Company shall reasonably require and the Company shall bear the costs of distributing them to existing Contract owners or participants.

3.4. The Trust hereby notifies the Company that it is appropriate to include in the prospectuses pursuant to which the Contracts are offered disclosure regarding the potential risks of mixed and shared funding.

3.5. To the extent required by law the Company shall:

     (l)  solicit voting instructions from Contract owners or participants;

     (2) vote the Trust shares held in each Separate Account in accordance with instructions received from Contract owners or participants; and

     (3) vote Trust shares held in each Separate Account for which no timely instructions have been received, in the same proportion as Trust shares of such Fund for which instructions have been received fron1 the Con1pany's Contract owners or participants; for so long as and to the extent that the 1940 Act requires pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with other Participating Insurance Companies and as required by the Mixed and Shared Funding Order. The Trust will notify the Company of any changes of interpretation or amendment to the Mixed and Shared Funding Order.

3.6. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Trust will either provide for annual meetings (except to the extent that the Commission may interpret
     Section 16 of the 1940 Act not to require such meetings) or comply with Section l 6(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 1 6(c) of that Act) as well as with Sections l 6(a) and, if and when applicable, l 6(b) of the 1940 Act. Further, the Trust will act in accordance with the Commission's interpretation of the requirements of Section 1 6(a) with respect to periodic elections of Trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV        Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or the Underwriter, each piece of sales literature or other promotional material in which the Trust or the Trust's investment manager, sub-advisers or Underwriter is named, at least five business days prior to its use. No such material shall be used if the Trust or the Underwriter reasonably objects in writing to such use within five business days after receipt of such material.

4.2. The Company represents and agrees that sales literature for the Contracts prepared by the Company or its affiliates will be consistent with every law, rule, and regulation of any regulatory agency or self-regulatory agency that applies to the Contracts or to the sale of the Contracts, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-2 thereunder.

4.3. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or by the Underwriter, except with the permission of the Trust or the Underwriter. The Trust and the Underwriter agree to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, the Underwriter, or any of their affiliates which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust, the Underwriter, nor any of their affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials by agents of the Company or its affiliates who are unaffiliated with the Trust or the Underwriter. The parties hereto agree that this Section 4.3 is not intended to designate nor otherwise imply that the Company is an underwriter or distributor of the Trust's shares.

4.4. The Trust or the Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, its Separate Account, or the Contracts are named, at least five business days prior to its use. No such material shall be used if the Company reasonably objects in writing to such use within five business days after receipt of such material.

4.5. The Trust represents and agrees that sales literature for the Trust prepared by the Trust or its affiliates in connection with the sale of the Contracts will be consistent with every law, rule, and Regulation of any regulatory agency or self regulatory agency that applies to the Trust or to the sale of Trust shares, including, but not limited to, NASD Conduct Rule 2210 and IM-22 10-2 thereunder.

4.6. The Trust and the Underwriter shall not give any information or make any representations on behalf of the Con1pany or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis. The Trust and the Underwriter shall mark information produced by or on behalf of the Trust "FOR BROKER USE ONLY" which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses arising on account of the use by brokers of such information with third parties in the event that is not so marked.

4.7. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the fling of such document with the SEC or other regulatory authorities.

4.8. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Separate Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities. The Company shall promptly inform the Trust of the results of any examination by the SEC (or other regulatory authorities) that relates to the Contracts, and the Company shall provide the Trust with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

4.9. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes7 but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD Conduct Rules, the 1940 Act or the 1933 Act.

ARTICLE V         Fees and Expenses

5. l . The Trust and Underwriter shall pay no fee or other compensation to the Company under this Agreement, except subject a Rule 12b-1 Plan to finance distribution expenses, in which case, subject to obtaining any required exemptive orders or other regulatory approvals, the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing. Each party, however, shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Separate Accounts.

5.2. All expenses incident to performance by the Trust of this Agreement shall be paid by the Trust to the extent permitted by law. All Trust shares will be duly authorized for issuance and registered in accordance with applicable federal law and to the extent deemed advisable by the Trust, in accordance with applicable state law, prior to sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, Trust proxy materials and reports, printing proxy materials and annual reports for existing Contract owners, setting in type the Trust's prospectuses, the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Trust's shares, and any expenses permitted to be paid or assumed by the Trust pursuant to any Rule 12b-1 Plan under the 1940 Act duly adopted by the Trust.

5.3. The Company shall bear the expenses of printing and distributing the Trust prospectuses and proxy statements and shareholder reports. The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contracts' prospectuses and statements of additional information; and the cost of printing and distributing annual individual account statements for Contract owners as required by state insurance laws.

ARTICLE VI                 Diversification

6.1. The Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust will comply with Section 81 7(h) of the Internal Revenue Code and Treasury Regulation 1. 817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations or successors thereto.

ARTICLE VII       Potential Conflicts

7.1. If and to the extent that the Trust engages in mixed and shared funding as contemplated by exemptive relief provided by the SEC and applicable to the Trust, this Article VII shall apply.

7.2. The Board of Trustees of the Trust (the "Trust Board") will monitor the Trust for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of qualified pension or retirement plans; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners; or (g) if applicable, a decision by a qualified pension or retirement plan to disregard the voting instructions of plan participants. The Trust Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof. A majority of the Trust Board shall consist of Trustees who are not "interested persons" of the Trust.

7.3. The Company has reviewed a copy of the Mixed and Shared Funding Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to assist the Trust Board in carrying out its responsibilities under the Mixed and Shared Funding Order, by providing the Trust Board with all information reasonably necessary for the Trust Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trust Board whenever Contract owner voting instructions are disregarded. The Trust Board shall record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

7.4. If it is determined by a majority of the Trust Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the relevant Fund and reinvesting such assets in a different investment medium, including another Fund, or in the case of insurance company participants submitting; the question as to whether such segregation should be implemented by a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract owners or life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.5. If the Company's disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote? the Company may be required, at the Trust's election, to withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account, and no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination shall take place within 30 days after written notice is given that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Mixed and Shared Funding Order. Until such withdrawal and termination is implemented, the Underwriter and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of disinterested Trustees.

7.6. If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account within 30 days after the Trust informs the Company of a material irreconcilable conflict, subject to applicable law but in any event consistent with the terms of the Mixed and Shared Funding Order. Until such withdrawal and termination is implemented, the Underwriter and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of disinterested Trustees.

7.7. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Trust Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust or the Underwriter be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.

7.8. The  Trust   Board's   determination   of  the   existence  of  a  material
     irreconcilable conflict and its implication will be made known in writing to the Company.

7.9. The Company shall at least annually submit to the Trust Board such reports, materials, or data as the Trust Board may reasonably request so that the Trustees may fully carry out the duties imposed upon the Trust Board by the Mixed and Shared Funding Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trust Board.

7.10.If and to the extent that Rule 6e-2 and Rule 6e-3(T) are  amended,  or Rule
     6e-3(T) is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Order, the Trust and/or the Company, as appropriate. shall take such steps as may be necessary to comply with Rules 6e-2 and 6e3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE VIII      Indemnification

8.1.     Indemnification By The Company

          (a) The Company agrees to indemnify and hold harmless the Trust, the Underwriter, and each of the Trust's or the Underwriter's directors, officers, employees, or agents and each person, if any, who controls the Trust or the Underwriter within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company), or litigation (including reasonable legal and other expenses), to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

          (4) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statements, prospectuses or statements of additional information for the Contracts or contained in the Contracts, or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or statement of information for the Contracts, or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (5) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust registration statement, Trust prospectus or sales literature or other promotional material of the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

          6) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement, prospectus, statement of additional information, or sales literature or other promotional material of the Trust or any amendment thereof, or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company or persons under its control; or

          7) arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

          (8) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

         except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.
                  (b) o party shall be entitled to indemnification by the Company if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.
                  (c) The indemnified parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

8.2.     Indemnification By the Underwriter

          (a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, or agents and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter), or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

          (9) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, or statement of additional information for the Trust, or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or the Trust by or on behalf of the Company for use in the registration statement, prospectus, or statement of additional information for the Trust or in sales literature of the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (10) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Trust registration statement, the Contract or Trust prospectus, statement of additional information, or sales literature or other promotional material for the Contracts or of the Trust not supplied by the Underwriter or persons under the control of the Underwriter) or wrongful conduct of the Underwriter or persons under the control of the Underwriter, with respect to the sale or distribution of the Contracts or Trust shares; or

          (11) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information, or sales literature or other promotional material covering the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with infom1ation furnished to the Company by or on behalf of the Underwriter or persons under the control of the Underwriter; or

          (12) arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement (il1cluding a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

          (13) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

         except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Underwriter may otherwise have.
                  (b) No party shall be entitled to indemnification by the Underwriter if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.
                  (c) The indemnified parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of each Separate Account.

8.3      Indemnification By the Trust

          (a) The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, or agents and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust), or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

                  (14) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

                  (15) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

         except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Trust may otherwise have.

          (b) No party shall be entitled to indemnification by the Trust if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

          (c) The indemnified parties will promptly notify the Trust of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Contracts or the operation of each Separate Account.

8.4.     Indemnification Procedure

         Any person obligated to provide indemnification under this Article VIII ("indemnifying party" for the purpose of this Section 8.4) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("indemnified party" for the purpose of this Section 8.4) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of failure to give such notice. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
         (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX        Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware without giving effect to conflicts of laws provisions thereof.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations, and rulings thereunder, including such exemptions from those statutes rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X Termination

10.1. This Agreement shall terminate automatically in the event of its assignment, unless made with written consent of each party; or:

               (a) at the option of any party upon six months advance written notice to the other parties; or

               (b) at the option of the Company if shares of the Funds delineated in Exhibit B are not reasonably available to meet the requirements of the Contracts as determined by the Company; or

               (c) at the option of the Trust upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body, which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

               (d) at the option of the Company upon institution of formal proceedings against the Trust or the Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, which would have a material adverse effect on the Underwriter's or the Trust's ability to perform its obligations under this Agreement; or

               (e) at the option of the Trust or the Underwriter by written notice to the Company, if the Company gives the Trust and the Underwriter the written notice specified in Section 1.8(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section l0.1(e) shall be effective sixty (60) days after the notice specified in Section 1.8(b) was given; or

               (f) at the option of the Company or the Trust upon a determination by a majority of the Trust Board, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists among the interests of (i) all contract owners of variable insurance products of all separate a accounts, or (ii) the interests of the Participating Insurance Companies investing in the Trust as delineated in Article VII of this Agreement; or

               (g) at the option of the Company if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

               (h) at the option of the Company if the Trust fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably believes that the Trust will fail to meet such requirements; or

               (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

               (j) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Trust or the Underwriter has suffered a n1aterial adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company or the Contracts (including the sale thereof); or

               (k) at the option of the Trust or Underwriter, if the Trust or Underwriter respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse in1pact upon the business and operations of the Trust or Underwriter; or

               (1) subject to the Trusts compliance with Article VI hereof, at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with applicable requirements of federal and/or state law. Tern1ination shall be effective immediately upon such occurrence without notice.

10.2. Notice Requirement

                           (a) In the event that any termination of this
                  Agreement is based upon the provisions of Article VII, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

                           (b) In the event that any termination of this
                  Agreement is based upon the provisions of Sections l0.1(b) -
                  (d) or l 0.l (g) - (i), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

                           (c) In the event that any termination of this
                  Agreement is based upon the provisions of Sections 10.1(~) or
                  10. 1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the nonterminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

10.3. It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.1 (a) may be exercised for any reason or for no reason.

10.4.    Effect of Termination

                  (a) Notwithstanding any tenni11ation of this Agreement pursuant to Section 10.] of this Agreement and subject to Section 1.3 of this Agreement, the Company may require the Trust and the Underwriter to continue to make available additional shares of the Trust for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without lin1itation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of such
         Article VII terminations shall be governed by Article VII of this Agreement.

                  (b) If shares of the Trust continue to be made available after termination of this Agreement pursuant to this Section 10.4, the provisions of this Agreement shall remain in effect except for Section 10.1(a) and thereafter the Trust, the Underwriter, or the Company may terminate the Agreement, as so continued pursuant to this Section 10.4, upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances but need not be for more than 90 days.

10.5 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Trust and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust or the Underwriter 90 days notice of its intention to do so.

ARTICLE XI        Notices
         Any notice shall be deemed duly given only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given three business days after the date received or rejected by the addressee.

                  If to the Trust:  Wells Fargo Variable Trust
                                    111 Center Street
                                    Little Rock, AK 72201

                     Attention: Richard H. Blank, Secretary

                                    Copy:   C. David Messman, Esq.
                                            Vice President & Senior Counsel
                                            Wells Fargo Bank
                                            Legal Department
                                            633 Folsom Street - 7th Floor
                                            San Francisco, CA 94107-3600

                  If to the Company:

                  If to the Underwriter:    Stephens Inc.
                                            111 Center Street
                                            Little Rock, AK 72201

                                            Attention: Richard H. Blank,
                                                Vice President

ARTICLE XII       Miscellaneous

11.1.All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Trustees. officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

11.2.Subject to law and regulatory  authority,  each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate, or utilize such confidential information until such time as it may come into the public domain without the express prior written consent of the affected party.

11.3.The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4.This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5.If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6.This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

11.7.Each  party  hereto  shall   cooperate   with  each  other  party  and  all
     appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.8.Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

11.9.The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds of the Trust.

11.10. The Trust has filed a Certificate of Trust with the Secretary of State of The State of Delaware. The Company acknowledges that the obligations of or arising out of the Trust's Declaration of Trust are not binding upon any of the Trust's Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Fund on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Fund for the obligations of another Fund.

11.11. Except as otherwise expressly provided in this Agreement, neither the Trust nor the underwriter nor any affiliate thereof shall use any trademark, trade name, service mark or logo of the Company or any of its affiliates, or any variation of any such trademark, trade name service mark or logo, without the Company's prior consent, the granting of which shall be at the Company's sole option. Except as otherwise expressly provided in this Agreement, neither the Company nor any affiliate thereof shall use any trademark, trade name, service mark or logo of the Trust or of the Underwriter, or any variation of any such trademark, trade name, service mark or logo, without the prior consent of either the Trust or of the Underwriter, as appropriate, the granting of which shall be at the sole option of the Trust or of the Underwriter, as applicable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
Wells Fargo Variable Trust

By:
Name: Richard H. Blank  David Messman
Title: Secretary

By:
         --------------------------------------------
Name:
Title:

Stephens Inc.

By:
Name: Richard H. Blank
Title: Vice President

                                    EXHIBIT A
                         Separate Accounts and Contracts
                     Subject to the Participation Agreement

                                   EXH IBIT B
                  Funds Subject to the Participation Agreement